UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2009

CommunitySouth Financial Corporation

(Exact name of registrant

as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6602 Calhoun Memorial Parkway, Easley, South Carolina  29640

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (864) 306-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01  Regulation FD Disclosure.

At a special shareholders meeting held on November 18, 2009, the shareholders of CommunitySouth Financial Corporation (“CBSO”) voted to approve the proposed amendment of CommunitySouth’s Articles of Incorporation to authorize the issuance of up to 35 million shares of common stock, par value $.01 per share.  On November 23, 2009, CommunitySouth filed its Amended Articles of Incorporation with the Secretary of State of the State of South Carolina.

Attached as Exhibit 3.1 hereto are CommunitySouth’s Amended Articles of Incorporation, which are incorporated by reference in this Form 8-K.

ITEM 8.01  Other Events.

On November 20, 2009, CommunitySouth  issued a press release announcing the approval at  the special shareholders meeting to increase the number of authorized shares of common stock and thereby amend the Articles of Incorporation.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

3.1           Articles of Amendment to Increase Authorized Common Shares, filed November 23, 2009.

99.1         Press Release announcing increase in authorized shares of common stock, November 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITYSOUTH FINANCIAL CORPORATION

		By:	/s/ John W. Hobbs
		Name:	John W. Hobbs
		Title:	Chief Financial Officer

Dated:	November 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Increase Authorized Common Shares, filed November 23, 2009.

99.1	Press Release announcing Increase in Authorized Shares of Common Stock, November 20, 2009.